                                                                   Exhibit 25.1
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|
                          ___________________________
                           BNY MIDWEST TRUST COMPANY
                (formerly known as CTC Illinois Trust Company)
              (Exact name of trustee as specified in its charter)

Illinois                                                     36-3800435
(State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)

2 N. LaSalle Street
Suite 1020
Chicago, Illinois                                            60602
(Address of principal executive offices)                     (Zip code)
                          ___________________________
                                Joy Global Inc.
              (Exact name of obligor as specified in its charter)


Delaware                                                     39-1566457
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

100 East Wisconsin Avenue, Suite #2780
Milwaukee, Wisconsin                                         53202
(Address of principal executive offices)                     (Zip code)

                         Table of Additional Obligor's
                         -----------------------------

American Alloy Corporation                   Ohio          34-1769497
American Longwall Face Conveyors Inc.        Delaware      62-1050863
American Longwall, Inc.                      Delaware      25-1608866
American Longwall Rebuild, Inc.              Delaware      55-0524100
American Longwall Roof Supports, Inc.        New York      54-0742397
Benefit, Inc.                                Delaware      39-1601477
Dobson Park Industries Inc.                  Delaware      13-3001775
Field Repair Services, LLC                   Delaware      39-1931255
Harnischfeger Corporation                    Delaware      39-0334430
Harnischfeger Credit Corporation             Delaware      39-6040449
Harnischfeger Technologies, Inc.             Delaware      52-2058704
Harnischfeger World Services Corporation     Delaware      39-1221771
HCHC, Inc.                                   Delaware      51-0355340
HCHC UK Holdings, Inc.                       Delaware      51-0371672
HIHC, Inc.                                   Delaware      51-0327827
J.P.P., Inc.                                 Delaware      51-0346025
Joy International Sales Corporation          Delaware      None
Joy MM Delaware, Inc.                        Delaware      51-0339005
Joy Power Products, Inc.                     Pennsylvania  23-2613908
Joy Technologies Inc.                        Delaware      13-3389174
Joy Technologies Delaware Inc.               Delaware      25-1667627
JTI UK Holdings, Inc.                        Delaware      51-0371671
Mining Services, Inc.                        Delaware      39-1833211
Peabody & Wind Engineering                   Pennsylvania  23-2132079
 Corporation
RCHH, Inc.                                   Delaware      39-1904508
South Shore Corporation                      Wisconsin     39-1800007
South Shore Development, LLC                 Delaware      39-1566457
The Horsburgh & Scott Company                Ohio          34-0298010

c/o Joy Global Inc.
100 East Wisconsin Avenue, Suite #2780
Milwaukee, Wisconsin                                  53202
(Address of principal executive offices)              (Zip code)

                          ___________________________

                         10.75% Senior Notes Due 2006

                      (Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
       Name                                           Address
--------------------------------------------------------------------------------

Office of Banks & Trust Companies of the        500 E. Monroe Street
State of Illinois                               Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago                 230 S. LaSalle Street
                                                Chicago, Illinois 60603

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 11th day of July, 2001.

                        BNY Midwest Trust Company

                        By:         /s/D. G. DONOVAN
                             ------------------------------------
                             Name:     D. G. DONOVAN
                             Title:    ASSISTANT VICE PRESIDENT

                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                       CONSOLIDATED REPORT OF CONDITION
                                      OF

                           BNY Midwest Trust Company
                          208 West Jackson Boulevard
                                   Suite 700
                           Chicago, Illinois  60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on September 30, 2000, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                             ASSETS                                     Thousands of Dollars
                             ------                                     --------------------
 1.  Cash and Due from Depository Institutions..................               23,538

 2.  U.S. Treasury Securities...................................                - 0 -

 3.  Obligations of States and Political Subdivisions...........                - 0 -

 4.  Other Bonds, Notes and Debentures..........................                - 0 -

 5.  Corporate Stock............................................                - 0 -

 6.  Trust Company Premises, Furniture, Fixtures and Other
     Assets Representing Trust Company Premises.................                  234

 7.  Leases and Lease Financing Receivables.....................                - 0 -

 8.  Accounts Receivable........................................                3,706

 9.  Other Assets...............................................
     (Itemize amounts greater than 15% of Line 9)                              49,681

           Goodwill and Intangibles.......................49,497

10.  TOTAL ASSETS...............................................               77,159

                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                           208 West Jackson Boulevard
                                   Suite 700
                            Chicago, Illinois  60606

                             LIABILITIES                                Thousands of Dollars
                             -----------                                --------------------
11.  Accounts Payable...........................................                - 0 -

12.  Taxes Payable..............................................                - 0 -

13.  Other Liabilities for Borrowed Money.......................                7,000

14.  Other Liabilities..........................................
     (Itemize amounts greater than 15% of Line 14)                              3,289

          Reserve for Taxes................................2,853

15.  TOTAL LIABILITIES                                                         10,289

                           EQUITY CAPITAL
                           --------------
16.  Preferred Stock............................................                - 0 -

17.  Common Stock...............................................                2,000

18.  Surplus....................................................               62,130

19.  Reserve for Operating Expenses.............................                - 0 -

20.  Retained Earnings (Loss)...................................                2,740

21.  TOTAL EQUITY CAPITAL.......................................               66,870

22.  TOTAL LIABILITIES AND EQUITY CAPITAL.......................               77,159

I,      Robert L. De Paola, Vice President
  -----------------------------------------------------------------------------
             (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

           Robert L. DePaola
----------------------------------------
  (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is  26th day of October, 2000
                                      ----        -------  ----
My Commission expires December 31, 2001.
                      -----------------

                             Carmelo C. Casella, Notary Public
                             ------------------
(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

          Jennifer Barbieri                           (212) 437-5520
--------------------------------------   ---------------------------------------
                 Name                          Telephone Number (Extension)


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